Exhibit 10.9

Contractor Share Option Plan

Updated 2024

RULES OF

REDCLOUD TECHNOLOGIES LIMITED

SHARE OPTION PLAN FOR CONTRACTORS

ADOPTED ON: [ ] 2021

UPDATED ON: [ ] 2024

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Contractor Share Option Plan
Updated 2024

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Contractor Share Option Plan
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1.	INTRODUCTION

1.1.	The purpose of this plan is to enable the grant of Options to Contractors.

2.	INTERPRETATION AND CONSTRUCTION

2.1.	Options granted under the Contractor Plan are governed by the rules of the EMI Plan as modified by the provisions of the Contractor Plan.

2.2.	The Contractor Plan does not form part of the EMI Plan, and Options granted under the Contractor Plan are not granted under the EMI Plan.

2.3.	Capitalised terms used in this Contractor Plan are as defined in the EMI Plan, subject to the provisions of this Contractor Plan.

2.4.	For the purposes of the Contractor Plan, the following definitions shall be amended to read:

“Date of Grant” means in respect of an Option, the date on which the Option Agreement is entered into by both the Grantor and the Contractor;

“Good Leaver” means an Optionholder who ceases to provide services to a Group Company by reason of injury or disability, or for any other reason determined by the Board in its absolute discretion;

“Grantor” means a person who has granted an Option pursuant to the Plan, being the Company; and

“Plan” means the EMI Plan as modified by this Contractor Plan.

2.5.	The following definitions shall be added for the purposes of the Contractor Plan:

“Contractor” means an individual who provides services personally to the Company or any Group Company as a consultant or contractor or otherwise;

“EMI Plan” means the RedCloud Technologies Limited Enterprise Management Incentive Plan as from time to time validly amended;

“Contractor Plan” means the RedCloud Technologies Limited Share Option Plan for Contractors as from time to time validly amended.

3.	NON-QUALIFYING OPTIONS

3.1.	Any Option granted under this Contractor Plan shall not be a Qualifying Option.

4.	GRANT OF OPTIONS

4.1.	For the purposes of the Contractor Plan, Rule 3.1 of the EMI Plan shall read as follows:

“Subject to this Rule 3, the Board may from time to time, as it in its absolute discretion may decide, grant to any Contractor an Option. No Option may be granted on or after the tenth anniversary of the date the Plan is adopted.”

4.2.	Rule 3.4.7 and Rule 3.4.8 of the EMI Plan shall not apply for the purposes of the Contractor Plan.

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Contractor Share Option Plan
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5.	NATURE OF PARTICIPATION

5.1.	For the purposes of the Contractor Plan, Rule 5.1 of the EMI Plan shall read as follows:

“An Option shall not form part of any Contractor’s or Optionholder’s entitlement to remuneration or benefits pursuant to his contract for services with any Group Company. Moreover, the existence of a contract for services between any person and any present or past Group Company shall not give such person any right to have an Option granted to him in respect of any number of Shares either subject to any condition or at all.”

5.2.	For the purposes of the Contractor Plan, Rule 5.2 of the EMI Plan shall read as follows:

“Except as otherwise provided for in this Rule 5, the rights and obligations of any Contactor or an Optionholder under the terms of his contract for services with the Company or any other present or past Group Company shall not be affected by his participation in this Plan.”

5.3.	For the purposes of the Contractor Plan, Rule 5.3 of the EMI Plan shall read as follows:

“An Optionholder shall have no rights to seek equitable relief or to receive compensation or damages for any loss or potential loss which the Optionholder may suffer in connection with any Option or any rights or entitlements under the Plan which loss or potential loss arises in consequence of termination of his contract for services with any Group Company for any reason whatsoever and however that termination may be occasioned.”

6.	EXERCISE EVENTS

6.1.	For the purposes of the Contractor Plan, the first sentence of Rule 7.2 of the EMI Plan shall read as follows:

“If any Optionholder ceases to provide services to a Group Company as a result of the termination of the contract for services under which the Optionholder provides such services, the following provisions apply in relation to his Option:”

6.2.	For the purposes of the Contractor Plan, Rule 7.3 of the EMI Plan shall read as follows:

“For the purposes of Rule 7.2 and 9.1 an Optionholder shall not be treated as ceasing to provide services to a Group Company until such time as he no longer provides services to any Group Company under any contract for services, and if an Optionholder’s engagement status is changed from a Contractor to an employee of the Company or Group Company, they shall not be regarded as a ceasing to provide services.”

7.	EXERCISE OF OPTIONS

7.1.	For the purposes of the Contractor Plan, Rule 8.3 of the EMI Plan shall read as follows:

“As soon as is reasonably practicable and in any event within 30 days after a valid exercise of an Option the Grantor will do all things necessary to issue and allot to the Optionholder the Shares in respect of which the Option is then exercised, subject always to the Optionholder first doing all things as may be required of him by the Grantor to effect the same.”

8.	LAPSE OF OPTIONS

8.1.	For the purposes of the Contractor Plan, Rule 9.1.3 of the EMI Plan shall read as follows:

“90 days following the date the Optionholder ceases to provide services to a Group Company to the extent that (i) the Option has not then Vested and (ii) the Board does not exercise its discretion under Rule 7.2.1 to permit the Option to be exercised or to continue to exist;”

8.2.	For the purposes of the Contractor Plan, Rule 9.1.4 of the EMI Plan shall read as follows:

“90 days following the date the Optionholder ceases to provide services to a Group Company in circumstances where Rule 7.2.3 applies to the extent that the Board does not exercise its discretion under Rule 7.2.3 to permit the Option to be exercised or to continue to exist;”

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8.3.	For the purposes of the Contractor Plan, Rule 9.2.2 of the EMI Plan shall not apply.

9.	WITHHOLDING OBLIGATIONS

9.1.	For the purposes of the Contractor Plan, Rule 11 of the EMI Plan shall read as if references to an ‘Eligible Employee’ were references to a ‘Contractor’.

10.	ALTERATIONS

10.1.	For the purposes of the Contractor Plan, Rule 12.2 of the EMI Plan shall read as if references to an ‘Eligible Employee’ were references to a ‘Contractor.

11.	GRANT OF REPLACEMENT OPTIONS

11.1.	For the purposes of the Contractor Plan, Rule 13.1 of the EMI Plan shall read as follows:

“If the Optionholder is offered a new option in exchange for his Option, his Option shall not be exercised pursuant to Rule 7 and shall lapse at the end of the period during which the new option is offered, unless the Company gives notice in writing to the Optionholder that his Option may be exercised in accordance with the provisions of Rule 7.”

12.	MISCELLANEOUS

12.1.	For the purposes of the Contractor Plan, Rule 14.1 of the EMI Plan shall read as follows:

“Any notice or other communication under or in connection with the Plan may be given by e-mail, personal delivery or by sending the same by first class post. Notices or communications sent to the Company by post should be sent to its registered office. Notices or communications sent to an individual by e-mail should be sent to the e-mail address used by the individual in his capacity as a Contractor or such other e-mail address as the Company may reasonably believe may be used to contact the individual. Notices or communications sent to an individual by post should be sent to his last known address. Where a notice or other communication is given by e-mail, it shall be deemed to have been received at the time of transmission. Where a notice or other communication is given by first class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.”

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